EXHIBIT 23.2


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (on Form S-8) of our report dated January 27, 1999 included in Dendrite International, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.


                                    ARTHUR ANDERSEN LLP

Philadelphia, Pa.
June 29, 1999